UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 25, 2013

Date of Report (Date of earliest event reported)

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact Name of Registrant as Specified in Charter)

Montana	001-34653	81-0331430
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT 59101

(Address of principal executive offices)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 25, 2013, First Interstate BancSystem, Inc., the Registrant, announced that its board of directors adopted a stock repurchase program. The program will be conducted in a manner intended to comply with the safe harbor provisions of Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended. Under the program, the Registrant may purchase up to 2,000,000 shares of the Registrant’s outstanding Class A common stock, from time to time through open market or privately negotiated transactions, as market and business conditions permit. The program will expire in twelve months. Any repurchased shares will be returned to authorized but unissued shares of Class A common stock in accordance with Montana law.

Notwithstanding the foregoing, the repurchase program does not require the Registrant to acquire any specific number of shares, is subject to the insider-trading window periods imposed by the Registrant’s trading policy, and may be suspended or terminated at any time by the Registrant’s board of directors without prior notice. The Registrant currently has approximately 19 million shares of Class A common stock issued and outstanding, and the Registrant has not to date commenced purchasing any shares of its Class A common stock under the program. Additional information concerning the repurchase program is contained in the Registrant’s press release dated November 25, 2013, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

99.1	Press release dated November 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2013

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ ED GARDING
Ed Garding
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated November 25, 2013